As filed with the Securities and Exchange Commission on March 18, 2013

Registration No. 333-_______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

ACETO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation or Organization)
11-1720520
(I.R.S. Employer Identification No.)
4 Tri Harbor Court, Port Washington, New York 11050
(Address of Registrant’s Principal Executive Offices)

____________________

Aceto Corporation 2010 Equity Participation Plan
(Full Title of the Plan)

____________________

Steven Rogers, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Aceto Corporation
4 Tri Harbor Court
Port Washington, New York 11050

With a copy to:
Steven E. Siesser, Esq.
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020

516-627-6000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Securities To be Registered(1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $.01 per share	3,250,000 shares	$10.615	$34,498,750__	$4,705.63

(1)           This Registration Statement covers shares of common stock, par value $0.01 per share, which we refer to as the “Common Stock,” of Aceto Corporation, which we refer to as “Aceto” or the “Company” that may be issued pursuant to the 2010 Equity Participation Plan, as amended and restated as of September 6, 2012, which we refer to as the “Plan.”

(2)           The number of shares being registered consists of 3,250,000 additional shares of Common Stock that may be issued pursuant to the Plan.  Pursuant to Rule 416 under the Securities Act, there shall also be deemed registered hereby such additional number of shares of Common Stock as may be issuable under the terms of the Plan to prevent dilution pursuant to future stock dividends, stock splits or similar transactions.

(3)           Estimated solely for the purpose of calculating the proposed maximum offering price and the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” based upon the average of the high and low sales prices of the Common Stock on March 8, 2013, which was $10.615.  Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement on Form S-8 registers additional securities of the same class as other securities of the Company for which a Registration Statement of Aceto on Form S-8 relating to the same employee benefit plan is effective.  Pursuant to General Instruction E to Form S-8, the contents of Aceto’s Registration Statement on Form S-8 No. 333-174834, as filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2011 is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                      INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference to this Registration Statement:

•	Aceto’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed with the SEC on September 7, 2012;

•	Aceto’s Current Report on Form 8-K filed with the SEC on September 12, 2012;

•	Aceto’s Current Report on Form 8-K filed with the SEC on November 1, 2012;

•	Aceto’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the SEC on November 9, 2012;

•	Aceto’s Current Report on Form 8-K filed with the SEC on December 10, 2012; and

•	Aceto’s Quarterly Report on Form 10-Q for the period ended December 31, 2012 filed with the SEC on February 8, 2013.

All documents subsequently filed by Aceto pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.                      EXHIBITS

5.1	Opinion of Lowenstein Sandler LLP.*
15.1	Letter re: unaudited interim financial information.*
23.1	Consent of BDO USA, LLP.*
23.2	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).*
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

*	Filed herewith

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirement of the Securities Act, the Company certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Port Washington, State of New York, on this 18th date of March, 2013.

ACETO CORPORATION

By:	/s/ Salvatore Guccione
Name: Salvatore Guccione
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Salvatore Guccione, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Company’s Registration Statement on Form S-8 under the Securities Act, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities regulatory body, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premise, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Salvatore Guccione	Chief Executive Officer	March 18, 2013
Salvatore Guccione	(Principal Executive Officer)

/s/ Douglas Roth	Senior Vice President and Chief Financial Officer	March 18, 2013
Douglas Roth	(Principal Financia and Accounting Officer)

/s/ Albert L. Eilender	Chairman	March 18, 2013
Albert L. Eilender

/s/ Robert A. Wiesen	Director	March 18, 2013
Robert A. Wiesen

/s/ Hans C. Noetzli	Director	March 18, 2013
Hans C. Noetzli

/s/ William N. Britton	Director	March 18, 2013
William N. Britton

/s/ Richard P. Randall	Director	March 18, 2013
Richard P. Randall

/s/ Natasha Giordano	Director	March 18, 2013
Natasha Giordano

EXHIBIT INDEX

5.1	Opinion of Lowenstein Sandler LLP.*
15.1	Letter re: unaudited interim financial information.*
23.1	Consent of BDO USA, LLP.*
23.2	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).*
24	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

*	Filed herewith